UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2003

MINN-DAK FARMERS COOPERATIVE
(Exact name of Registrant as specified in its charter)

North Dakota	33-94644	23-7222188
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7525 Red River Road
Wahpeton, North Dakota	58075
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (701) 642-8411

ITEM 5.   OTHER EVENTS.

At it’s annual meeting of shareholders, held December 9th, 2003, two new members were elected to  Minn-Dak Farmers Cooperative’s board of directors. Alton Theede, representing District #1, was elected to replace outgoing director Jerry Meyer. In District #5, Brent Davison was elected to fill the vacancy left by the resignation of director Jack Lacey. Also re-elected to the board were incumbents Chuck Steiner from District #6 and Doug Etten representing District #8. Both were running unopposed.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MINN-DAK FARMERS COOPERATIVE
Dated: December 12, 2003	By: /s/ David H. Roche
David H. Roche President and Chief Executive Officer